INVESCO VAN KAMPEN EQUITY & INCOME FUND                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 6/30/2010
FILE NUMBER :      811-09913
SERIES NO.:        15

72DD.   1 Total income dividends for which record date passed during the period. (000's Omitted)
          Class A               $   78,383
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Class B               $   13,309
          Class C               $    7,935
          Class R               $    1,478
          Class Y               $    5,664
          Institutional Class   $       --


73A.      Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1 Dividends from net investment income
          Class A                   0.0750
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Class B                   0.0691
          Class C                   0.0460
          Class R                   0.0653
          Class Y                   0.0848
          Institutional Class       0.0400


74U.    1 Number of shares outstanding (000's Omitted)
          Class A                1,031,197

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                  181,500
          Class C                  168,816
          Class R                   22,792
          Class Y                   59,200
          Institutional Class        8,655

74V.    1 Net asset value per share (to nearest cent)
          Class A               $     7.36
        2 Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B               $     7.22
          Class C               $     7.26
          Class R               $     7.39
          Class Y               $     7.36
          Institutional Class   $     7.36